Exhibit 10.2 to Medizone 09 December Form 10-K

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into and made effective as of December 14, 2009 (the “Effective Date”), by and among MEDIZONE INTERNATIONAL, INC., a Nevada corporation (“MZI”), MEDIZONE NEW ZEALAND LIMITED, a New Zealand corporation (“MNZ”), and SOLWIN INVESTMENTS LIMITED, a New Zealand corporation (“SIL”), MZI, MNZ and SIL (each a “Party”) are sometimes referred to collectively herein as the “Parties.”

 Recitals

A.

MZI and SIL are the sole shareholders of MNZ.  MNZ was originally formed by MZI and SIL and their predecessors for the purpose of engaging in research and development to obtain regulatory approval of distribution of MZI’s patented ozone technologies in the territory of Australia and its territories, New Zealand and its territories, New Guinea/Papua and New Britain, the South Pacific Islands, Southeast Asia including the Philippines, Indonesia, Vietnam, Cambodia, Laos, Thailand, Malaysia and Singapore, (collectively, the “Territory”).

B.

MZI and MNZ entered into a Shareholders’ agreement on June 22, 1995 (the “Shareholders’ Agreement”) pursuant to which MZI loaned MNZ $50,000 to be repaid together with interest at the rate of 9.5 percent per annum and which sum has not been repaid.

C.

MZI and MNZ entered into an agreement on June 22, 1995 (the “License Agreement”) pursuant to which MZI granted to MNZ the exclusive right and license for use of MZI’s ozone process and equipment patents and trademarks within the Territory and MNZ agreed to apply for corresponding patent protection of the technologies within the Territory and to use its best efforts to exploit the rights granted it by MZI.

D.

MZI and MNZ entered into an additional agreement on June 22, 1995 (the “Management Agreement”), pursuant to which MNZ was engaged to act as MZI’s agent for purposes of finding licensees of the MZI patents and technologies within the Territory.  The Shareholders’ Agreement, License Agreement and Management Agreement are sometimes referred to hereinafter collectively as the “Transaction Agreements.”

E.

MZI, SIL, and MNZ now mutually desire to terminate the Transaction Agreements and confirm that, as of the date of this Agreement, neither party shall have further obligations to any other party MZI pursuant to any of the Transaction Agreements subject to and except for the terms of this Agreement set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

 Agreement

1.

Termination of Transaction Agreements.  MZI and MNZ hereby agree that the Transaction Agreements are terminated as of the Effective Date, and MNZ has no obligation to MZI or any other person or entity under or pursuant to the terms of any of the Transaction Agreements as of and after the Effective Date. MZI has no obligation to MNZ or any other person or entity under or pursuant to the terms of the Transaction Agreements as of and after the Effective Date.  Notwithstanding anything herein to the contrary or the termination of the Transaction Agreements in accordance herewith:

(a)

All rights and licenses granted to MNZ under License Agreement and the Management Agreement hereby revert to and are the sole and exclusive property of, MZI, as of the Effective Date;

(b)

From and after the Effective Date, MZI shall have sole responsibility for receiving and responding to all contacts generated by MNZ in the course of its activities under the License Agreement and the Management Agreement;

(c)

MZI shall issue 312,500 shares of MZI common stock to SIL;

(d)

MNZ shall have no further liability or obligations under the Shareholders’ Agreement for the repayment of any amounts of principal or interest owing as of the Effective Date;

(e)

SIL shall pay MZI the sum of $1.00 and MZI shall assign and convey to SIL all shares of MNZ owned by MZI as of the Effective Date;

(f)

Within thirty (30) days of the Effective Date, MNZ shall file all documents necessary to change its name to remove the word “Medizone” as part of its corporate name and MNZ shall cease to use for any purpose the mark “Medizone” or any other trademark or trade name or other proprietary mark of MZI used in connection with its business from and after the Effective Date, and from and after the Effective Date, MNZ will not create, edit, modify, market, sell, or fulfill any product or program utilizing the intellectual property of MZI; and

(g)

Promptly after the date hereof, MNZ shall destroy or delete from its computer systems all contact information for all sales leads provided to MNZ pursuant to the Management Agreement and/or the License Agreement, and shall immediately cease all selling activities to leads known to have been provided by MZI.

2.

Release of Claims. Each of MZI, SIL, and MNZ, on behalf of themselves, and their respective officers, directors, employees, agents, representatives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other party and their respective, officers, directors, employees, agents, representatives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess (other than claims for a breach of an obligation under this Agreement) including but not limited to any and all claims relating to, or arising from, the Transaction Agreements.

3.

Definitions.  Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Transaction Agreements.

4.

Representation and Warranty.  The Parties each represent to the other that such Party has all necessary power and authorization to enter into this Agreement.

5.

Governing Law; Venue.  This Agreement shall be governed by the laws of Nevada, without giving effect to its principles of conflicts of laws. Any action by any Party hereto arising out of or related to, or seeking interpretation of, this Agreement, shall be brought exclusively in the state or federal courts located in Clark County, State of Nevada, and each Party hereby consents to the exclusive jurisdiction of such courts and agrees not to bring any such action in any other court and further agrees not to assert, and hereby waives, any defense to such venue based on inconvenience or similar doctrines.

6.

Counterparts.  This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement. A facsimile or other electronic copy of a signature page shall be deemed to be an original signature page.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

MEDIZONE INTERNATIONAL, INC., a Nevada corporation

By:/s/Edwin Marshall

Its: CEO and Chairman of the Board

MEDIZONE NEW ZEALAND LIMITED, a New Zealand private limited corporation

By:/s/Richard Solomon

Its: Director

By:/s/Edwin Marshall

Its: Director

SOLWIN INVESTMENTS LTD.,

a New Zealand private limited corporation

By:/s/Richard Solomon

Its: Governing Director